UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 21, 2012

Frequency Electronics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(516) 794-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry Into a Material Definitive Agreement.

On February 21, 2012, Frequency Electronics, Inc., a Delaware corporation (the “Company”), entered into a stock purchase agreement dated as of February 21, 2012 (the “Purchase Agreement”) with Elcom Technologies, Inc., a Delaware corporation (“Elcom”), Aurum Holdings M.K.I. Ltd. (“Aurum”), Aurec Capital Ltd., Yezuka Ltd., Genesis Partners II (Israel) L.P., Genesis Partners II L.D.C. (together with Genesis Partners II (Israel) L.P., “Genesis”) and the other stockholders of Elcom identified on the signature pages thereto (collectively, the “Sellers”). Elcom is a design and manufacturing company engaged in the design, development, manufacture and sale of RF microwave synthesizers and receivers, converters/tuners and frequency signal sources (the “Business”).

Under the terms of the Purchase Agreement, the Company purchased from the Sellers all of the outstanding capital stock of Elcom that was not previously owned by the Company, and repaid in full certain outstanding indebtedness of Elcom due and owing to the Company, Aurum and Genesis (the “Transaction”). The execution of the Purchase Agreement and the closing of the Transaction occurred simultaneously on February 21, 2012. As a result of the Transaction, Elcom became a wholly owned subsidiary of the Company.

The consideration for the Transaction consisted of $7,500,000 (the “Base Purchase Price”). Pursuant to the Purchase Agreement, at the closing of the Transaction, the Company deducted from the Base Purchase Price for itself (i) $1,563,164, which represented the aggregate amount due and owing to the Company in its capacity as lender under the Convertible Promissory Note issued on December 28, 2006 by Elcom to the Company in the original principal amount of $1,500,000 (the “FEI Note”), and (ii) $407,340, which represented the aggregate amount due and owing to the Company in its capacity as a lender under the Convertible Loan Agreement, dated as of March 23, 2010 (as amended), by and among Elcom, Aurum, Genesis and the Company (the “Stockholder Loan Agreement”). In addition, at the closing of the Transaction, the Company paid from the Base Purchase Price $406,018 to Aurum and $504,089 to Genesis, which represented the aggregate amounts due and owing to each of them in their capacities as lenders under the Stockholder Loan Agreement. The FEI Note and the Stockholder Loan Agreement were subsequently terminated.

Thereafter, the Company further deducted from the Base Purchase Price for itself $509,931, which represented the portion of the Base Purchase Price allocated to all of the issued and outstanding Series A-1 preferred stock, $0.01 par value per share, of Elcom owned by the Company, and an aggregate of $208,964 for the payment of the portion of certain fees and expenses which the Sellers were obligated to pay under the terms of the Purchase Agreement. The balance of $3,900,495 is being allocated and paid out to the Sellers in exchange for the shares of capital stock of Elcom (and all options or warrants to purchase such capital stock) owned by them in accordance with the preferences and priorities associated with such shares of capital stock as set forth in the Amended and Restated Certificate of Incorporation of Elcom and the percentage amounts derived therefrom set forth in a schedule to the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification obligations of the parties thereto as set forth therein. Under the Purchase Agreement, the Sellers agreed (i) not to compete with the Business for a period of two years following the closing and (ii) to treat as confidential certain confidential information relating to Elcom and the Business. The Sellers further agreed not to (i) hire or solicit any employee of the Company, Elcom or their affiliates, unless the Company or Elcom first terminates the employment of such employee, (ii) induce any employee of the Company, Elcom or their affiliates to leave the employment of his or her employer, (iii) induce any person to cease, diminish or not commence doing business with the Company, Elcom or their affiliates or (iv) disparage the Business, the Company, Elcom or their affiliates for a period of two years following the closing.

There are no material relationships between Elcom and the Sellers, on the one hand, and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer, on the other hand, other than with respect to (i) the Purchase Agreement and the ancillary agreements referred to therein and the transactions contemplated thereby, (ii) the FEI Note and the transactions contemplated thereby and relating thereto, (iii) the Stockholder Loan Agreement and the transactions contemplated thereby and relating thereto, (iv) those incident to designees of Elcom, Aurum, Genesis and the Company serving as directors of Elcom, and (v) those incident to the Company’s capacity as a stockholder of Elcom, including, without limitation, transactions contemplated by the Amended and Restated Stockholders’ Agreement, dated as of December 28, 2006 (as amended), by and among Elcom and the stockholders of Elcom, and the Amended and Restated Investors Rights Agreement, dated as of December 28, 2006, by and among Elcom and the stockholders of Elcom, each of which agreement was terminated at the closing of the Transaction.

The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein in its entirety by reference. The press release issued by the Company announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Elcom or the Sellers. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Elcom or the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated into this Item 2.01 in its entirety by reference.

Item 8.01.           Other Events.

On February 22, 2012, the Company issued a press release announcing its entry into the Purchase Agreement referred to in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 in its entirety by reference.

Item 9.01.           Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Financial Statements are not included in this Report, but will be filed by amendment not later than 71 days from the date this Report is due, in accordance with Item 9.01 of Form 8-K.

(b)           Pro Forma Financial Information.

Financial Statements are not included in this Report, but will be filed by amendment not later than 71 days from the date this Report is due, in accordance with Item 9.01 of Form 8-K.

(d)           Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of February 21, 2012, by and among the Company, Elcom and the stockholders of Elcom identified on the signature pages thereto.*

99.1	Press Release of the Company, dated February 22, 2012.

* All exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012	Frequency Electronics, Inc.

	By:	/s/ Alan Miller
	Name:	Alan Miller
	Title:	Secretary, Treasurer and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of February 21, 2012, by and among the Company, Elcom and the stockholders of Elcom identified on the signature pages thereto.*

99.1	Press Release of Frequency Electronics, Inc., dated February 22, 2012.

* All exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.